EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 2-83692, No. 33-16680, No. 33-51892, No. 33-51894, No. 33-63832, No. 33-55341, No. 33-60499, No. 333-12531, No. 333-39087, No. 333-39089, No. 333-85971, No. 333-97813, No. 333-121033 and No. 333-133976) of McDermott International, Inc. and the Registration Statement on Form S-3 (No. 333-69474) of McDermott International, Inc. of our report dated February 28, 2006 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Houston, Texas
March 1, 2007